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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Cimarex Energy Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMAREX ENERGY CO.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 16, 2007

To the Stockholders of Cimarex Energy Co.:

        The Annual Meeting of stockholders of Cimarex Energy Co. will be held on Wednesday, May 16, 2007, at 9:30 a.m., Mountain Time, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, for the following purposes:

  1.
  Elect three directors for terms expiring in 2010.

  2.
  Ratify the appointment of the independent auditors for 2007.

  3.
  Transact any other business that may be properly brought before the Annual Meeting.

        Stockholders of record at the close of business on March 21, 2007 are entitled to notice of and to vote at the meeting. During the period May 4 through May 15, 2007, you may examine the stockholders' list at our offices. The stockholders' list will also be available at the meeting.

IMPORTANT

Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please vote in any one of the following ways:

  •
  By phone, call 1-866-894-0537
  •
  On the internet, log on to www.continentalstock.com
  •
  By mail, mark, sign, date and promptly return the proxy card in the postage-prepaid envelope.

BY ORDER OF THE BOARD OF DIRECTORS
Mary Kay Rohrer Corporate Secretary

Date: April 6, 2007

CIMAREX ENERGY CO.
PROXY STATEMENT

i

V.	COMPENSATION TABLES	25
	Summary Compensation Table	25
	2006 Grants of Plan-Based Awards	26
	Outstanding Equity Awards at 12/31/06	27
	Option Exercises and Stock Vested Table	27
	Nonqualified Deferred Compensation Table	28
VI.	DIRECTOR COMPENSATION	28
	2006 Director Compensation	29
	Deferred Compensation Plan for Nonemployee Directors	31
	Acceleration of Vesting of Awards	31
VII.	PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS	32
	Independent Auditors	32
	Fees	32
	Report of Audit Committee	32
VIII.	STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	34
	Beneficial Ownership by Executive Officers and Directors	34
	Beneficial Owners of More than Five Percent	35
	Equity and Equity-Related Interests Held by Executive Officers and Directors	35
IX.	OTHER MATTERS	36
	Section 16(a) Beneficial Ownership Reporting Compliance	36
	Complaint and Reporting Procedures	36

ii

CIMAREX ENERGY CO.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS—May 16, 2007

        We provide you with this proxy statement to solicit your vote at our 2007 Annual Meeting of Stockholders. The Annual Meeting will be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado on Wednesday, May 16, 2007, at 9:30 a.m. (Mountain Time). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

        The proxy materials will be mailed to stockholders on or about April 6, 2007. All properly executed and delivered written proxies will be voted at the Annual Meeting. If you are a stockholder of record at the close of business on March 21, 2007, the record date, you may vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.     Who can vote?

        Stockholders holding shares of our common stock as of the close of business on the record date, March 21, 2007, may vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, that may be voted on each proposal presented at the Annual Meeting.

2.     What is the record date and what does it mean?

        The record date for the Annual Meeting is March 21, 2007. The record date was established by our Board of Directors as required by our By-laws and Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

  A.
  Receive notice of the Annual Meeting; and

  B.
  Vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.     How many shares of Cimarex common stock were outstanding on the record date?

        At the close of business on the record date, there were 83,444,376 shares of common stock outstanding and entitled to vote at the Annual Meeting. Common stock is the only class of stock entitled to vote.

4.     How do I vote?

        You can vote in person at the Annual Meeting or by proxy. If you directly own your shares, you have three ways to vote by proxy:

  A.
  Connect to the Internet at www.continentalstock.com;

  B.
  Call 1-866-894-0537; or

  C.
  Complete, sign and date the proxy card and mail it back to us.

        Complete instructions for voting your shares can be found on your proxy card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting.

        There are four ways to revoke your proxy:

  A.
  Connect to the Internet at www.continenalstock.com;

  B.
  Call 1-866-894-0537;

  C.
  Write our Corporate Secretary, Mary Kay Rohrer, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518; or

  D.
  Give notice of revocation to the Inspector of Election at the Annual Meeting.

5.     How do I vote if my shares are held in street name?

        If your shares are held in the name of your broker, a bank, or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your "street name" shares directly, you will need to obtain a document known as a "legal proxy" from your broker, bank or other nominee. Please contact your bank, broker, or other nominee if you wish to do so.

6.     What happens if I do not specify a choice for a proposal when returning a proxy?

        You should specify your choice for each proposal on the proxy card. If you do not specify your choice and sign the proxy card, your shares will be voted "FOR" the election of Cimarex director nominees and ratification of independent auditors and "AGAINST" any stockholder proposal.

7.     How do I vote shares held in my 401(k) account?

        401(k) Plan participants who have shares of Cimarex stock credited to their Plan account as of March 21, 2007, will receive a proxy card that serves as a voting instruction card. You may instruct the Trustee how to vote your shares, and the Trustee will vote your shares in accordance with your instructions. If you do not sign and return the proxy card to indicate your instructions, the Trustee will vote your shares in the same proportion as shares were voted by other Plan participants.

8.     What happens if other matters come up at the Annual Meeting?

        We do not know of any other matters that will be voted on at the Annual Meeting. If other matters are properly presented, the proxy holders, F. H. Merelli, Cimarex's Chairman of the Board, Chief Executive Officer and President, and Paul Korus, Cimarex's Vice President, Chief Financial Officer and Treasurer, will vote your shares at their discretion.

9.     Who will count the votes?

        A representative of Continental Stock Transfer & Trust Company, an independent tabulator appointed by the Board of Directors, will count the votes and act as the Inspector of Election. The Inspector of Election will have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

10.   What is a "quorum"?

        A "quorum" is a majority of the outstanding shares of common stock and is required to hold the Annual Meeting. A quorum is determined by counting shares of common stock present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners ("broker non-votes") are treated as present for the purposes of determining a quorum.

11.   Who can attend the Annual Meeting?

        Admission to the Annual Meeting is limited to stockholders of Cimarex, persons holding validly executed proxies from stockholders who held Cimarex common stock on March 21, 2007, and invited guests of Cimarex.

12.   How many votes must each proposal receive to be adopted?

  •
  With respect to Proposal 1, the election of directors, the three nominees who receive the most "FOR" votes at the Annual Meeting will be elected.

  •
  Proposal 2 for the ratification of independent auditors must receive the affirmative vote of a majority of the shares present and entitled to vote.

13.   How are votes counted?

        Votes are counted in accordance with Cimarex's By-laws and Delaware law. A broker non-vote counts in determining a quorum but does not count in electing the directors or on Proposal 2. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes "FOR" the election of Cimarex's director nominees and ratification of independent auditors and "AGAINST" any stockholder proposal. Shares will not be voted at the Annual Meeting if a properly executed proxy card covering those shares has not been received and the holder does not vote in person at the Annual Meeting.

14.   Do I have to vote?

        No. However, we strongly urge you to vote. You may vote for all, some or none of Cimarex's director nominees. You may abstain from voting or vote "FOR" or "AGAINST" Proposal 2.

15.   How can I view the stockholder list?

        You may view a stockholder list at the Annual Meeting or at our offices at 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203 during ordinary business hours during the period May 4 through May 15, 2007.

16.   Who pays for the proxy solicitation related to the Annual Meeting?

        Cimarex does. In addition to sending you these materials, some of our directors and management may contact you by telephone, mail, e-mail or in person. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials.

17.   If I want to submit a stockholder proposal for the 2008 Annual Meeting, when is it due?

        If you want to submit a proposal for possible inclusion in next year's proxy statement, you must submit it in writing to the Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995 and facsimile (303) 295-3494. Cimarex must receive your proposal on or before December 18, 2007. Cimarex will consider only proposals meeting the requirements of the applicable rules of the SEC.

        If a stockholder wants to bring any matter before the 2008 Annual Meeting that is not included in the 2008 Proxy Statement, the stockholder must provide written notice of a matter to be brought before the 2008 Annual Meeting between February 6, 2008 and February 16, 2008. If the 2008 Annual Meeting is held more than 30 days before or after May 16, 2008, then the stockholder's written notice must be received not later than the close of business on the tenth day following the day on which the notice of the date of the 2008 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs.

18.   How can I obtain a copy of the Annual Report on Form 10-K?

        A copy of Cimarex's 2006 Annual Report on Form 10-K is included in Cimarex's annual report to stockholders that is being mailed with this proxy statement. If you do not receive a copy, you may obtain one free of charge by writing or calling our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995 and facsimile (303) 295-3494.

I.

CORPORATE GOVERNANCE

        Prudent corporate governance is critical for the trust and confidence of investors, employees, suppliers, business partners, and stockholders. Cimarex corporate governance is based on high ethical standards and the awareness—at all times—that our actions must be based on the best interests of the stockholders.

Corporate Governance Guidelines

        The Corporate Governance Guidelines and Board committee charters provide the framework for effective governance. The Corporate Governance Guidelines address matters such as qualifications of directors, standards for independence of directors, election of directors, responsibilities of directors, limitation of service on other public company boards, number and structure of Board committees, conduct and frequency of Board and committee meetings, Board evaluation, management succession, director access to management, counsel and advisors, and board orientation and education.

        The Board of Directors, either directly or through the Compensation and Governance Committee, reviews and revises as necessary the Corporate Governance Guidelines. Our Corporate Governance Guidelines may be found on our website at www.cimarex.com. A printed copy may be obtained by contacting our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, CO 80203-4518, telephone (303) 295-3995.

Independence of Board Members

        Our Corporate Governance Guidelines require that a majority of our Board of Directors must be independent as defined by applicable laws, rules, regulations and listing standards. We comply with all criteria for independence established by the New York Stock Exchange (NYSE) listing requirements and other governing laws and regulations. Based upon NYSE standards, all Board members are independent, except the Chairman of the Board who is also our Chief Executive Officer and President.

        Our Board annually reviews the status of each director to confirm that the director meets the independence standards. If any relationship exists that is not covered by these standards, the Board determines whether the relationship is material and whether the director should be deemed independent. The Board may determine independence if it finds that the director is independent of management and free from any relationship that would interfere with the director's independent judgment.

        Our Code of Business Conduct includes provisions pertaining to conflicts of interest. The Code provides that no relationship involving a director that is disclosed to and affirmatively determined by the Board of Directors to be immaterial shall be a conflict of interest within the meaning of the Code.

        The Board of Directors is aware of the contract drilling services provided to us by Helmerich & Payne, Inc. Hans Helmerich, one of our directors, is a director and Chief Executive Officer and President of Helmerich & Payne. Management obtains drilling services from Helmerich & Payne in the same manner as it obtains services from other companies that provide similar services. In 2006, the cost of the services provided by Helmerich & Payne when compared to our total drilling costs is not material. The Board is not involved in the selection and award of contract drilling services. The Board by resolution concluded that (i) the transactions with Helmerich & Payne, Inc. are proper and are not material when compared to Cimarex's total drilling costs, (ii) Mr. Helmerich does not have a material interest in the transactions and (iii) Mr. Helmerich's relationship with Helmerich & Payne, Inc. does not interfere with his independent judgment.

        The Board has determined that Jerry Box, Glenn A. Cox, Cortlandt S. Dietler, Hans Helmerich, David A. Hentschel, Paul D. Holleman, Monroe W. Robertson Michael J. Sullivan and L. Paul Teague are independent. Thus, nine of ten (90%) of Cimarex's directors are independent. Cimarex's Audit and Compensation and Governance Committees are comprised entirely of independent directors.

Executive Sessions of the Board of Directors

        Cimarex holds regular executive sessions of non-management directors, and each year the directors select a lead director to preside over executive sessions. Mr. Helmerich served as Lead Director during 2006. On December 12, 2006, the Board selected Mr. Hentschel to serve as Lead Director for 2007. During 2006, the non-management members of the Board met in executive session four times, and members of the Audit Committee met in executive session four times. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Charters of Committees of the Board of Directors

        The Board of Directors has adopted charters for the Audit Committee and for the Compensation and Governance Committee that comply with the corporate governance rules adopted by the SEC and the NYSE listing standards. These charters may be found on our website at www.cimarex.com. A printed copy of each charter may be obtained by contacting our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, CO 80203-4518, telephone (303) 295-3995.

Board/Committee Evaluations

        During 2006, the Board of Directors and each committee participated in a self-assessment or evaluation of the effectiveness of the Board and its committees.

Director Education

        Cimarex encourages director participation in seminars and conferences and other opportunities for director education. In 2006, a majority of its directors attended an educational program designed by National Association of Corporate Directors, a nationally recognized board educational organization. Each of our directors is a member of that organization. We subscribe and make available to our Committee members various informational and educational newsletters and online services.

Service on Boards of Other Public Companies

        Cimarex does not prevent non-management directors from simultaneously serving on other public company boards. Our Corporate Governance Guidelines recommend that (i) the Chief Executive

Officer serve on the Board of no more than three public companies, including Cimarex, and (ii) all other directors serve on the Board of no more than five public companies, including Cimarex. All directors comply with this guideline.

Code of Ethics

        Cimarex has adopted a code of ethics, known as the "Code of Business Conduct," that applies to all directors, officers and employees. The Code of Business Conduct affirms Cimarex's policy and is a guideline to the highest ethical standards and compliance with the law. The Code of Business Conduct is a guideline to promote honest and ethical conduct, maintain a corporate climate in which integrity and dignity of each individual is valued, assure compliance with laws and assure proper use of Cimarex's assets. A copy of our Code of Business Conduct is available on our website at www.cimarex.com. A printed copy may be obtained by contacting our Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, CO 80203-4518, telephone (303) 295-3995. Cimarex will post on its website all waivers to or amendments to its Code of Business Conduct that are required to be disclosed by applicable law and rules of the NYSE listing standards. Currently, Cimarex does not have nor does it anticipate any waivers to or amendments of its Code of Business Conduct.

Web Access

        Cimarex provides access through its website (www.cimarex.com) to current information relating to corporate governance, including a copy of each of the Board's standing committee charters, our Corporate Governance Guidelines, the Code of Business Conduct, biographical information regarding our directors and executive officers and complaint and reporting procedures.

Process for Stockholder Communication with the Board

        Interested parties may communicate with our Board by mail directed to our Corporate Secretary or by calling our Confidential Hotline (1-866-519-1898). All communications will be forwarded to the lead director for his review. The lead director may take any action deemed appropriate or necessary, including retaining independent or outside counsel, accountants or other advisors. No adverse action will be taken against any individual making any such communication to the lead director.

Director Attendance at Annual Meeting

        The Board encourages all directors to attend the Annual Meeting. Nine of Cimarex's ten directors attended Cimarex's 2006 Annual Meeting.

II.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors held four meetings during 2006. Each director attended at least 75 percent of the Board meetings and the meetings of each committee on which he served. The Board of Directors has established two standing committees to assist the Board in carrying out its duties: the Audit Committee and the Compensation and Governance Committee.

Audit Committee

Members	Functions of Committee
Monroe W. Robertson, Chairman†	•	Appoints independent auditors
Glenn A. Cox†	•	Approves nature and scope of services of
Cortlandt S. Dietler†		independent auditors and reviews range of fees
Paul D. Holleman		for such services
	•	Oversees Cimarex's internal audit function
	•	Reviews qualification and independence of independent auditors
	•	Monitors integrity of Cimarex's financial statements
	•	Monitors compliance with legal and regulatory requirements

†
Financial Expert

        The Audit Committee held eight meetings during 2006. The Audit Committee consists of four non-employee directors who meet the NYSE standards of independence. The Board of Directors has determined that each member of the Audit Committee meets the financial literacy standard required by the NYSE, and three of four members of the Committee qualify as a "financial expert" as defined by the Securities and Exchange Commission. No Audit Committee member serves on more than three audit committees of public companies, including Cimarex's Audit Committee. Cimarex maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of Cimarex's risk management processes and system of internal controls.

        Cimarex's independent auditor reports directly to the Audit Committee. The Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board. Interested parties may contact the Audit Committee members by following the process outlined in the Corporate Governance section of this proxy statement.

Compensation and Governance Committee

Members	Functions of Committee
Compensation Functions
L. Paul Teague, Chairman	•	Recommends CEO compensation for approval
Jerry Box		by Board
Hans Helmerich	•	Recommends executive officer cash and
David A. Hentschel		incentive compensation for approval by Board
Michael J. Sullivan	•	Recommends director compensation
	•	Reviews and recommends Compensation Discussion and Analysis disclosures
	•	Determines amount and terms of equity awards
	•	Reviews and approves long-term incentive plans
Nominating and Governance Functions
	•	Recommends individuals to Board for nomination, election or appointment as members of the Board and its committees
	•	Oversees evaluation of performance of the Board, its committees and the CEO
	•	Oversees corporate governance
	•	Develops plans for managerial succession

        The Compensation and Governance Committee held four meetings during 2006. The Committee consists of five independent, non-employee directors. The Chairman of the Committee regularly communicates and meets with the Vice President—Human Resources and the Corporate Secretary regarding Committee matters.

        Four of the five Committee members have extensive executive experience in administering compensation for oil and gas exploration and producing companies. The fifth member has managed compensation matters as a state governor, U.S. ambassador, and a law firm partner.

        Compensation Function.    The Committee establishes and administers our executive compensation program. The Committee recommends for approval by the independent directors compensation to be paid or delivered to the Chief Executive Officer (CEO) and the executive officers named in the Summary Compensation Table in this proxy statement (referred to throughout this document as the Named Executive Officers or NEOs). The outside directors of the Committee approve performance standards for the plans. From time to time, the Committee engages the services of Deloitte Consulting LLP, an independent compensation consultant, for research and advice regarding the form of executive officer and director compensation. In 2006, the Committee decided that Deloitte Consulting LLP would perform executive compensation services only at the request of the Committee and should not perform like services on behalf of management. Our Vice President—Human Resources also reviews and analyzes the compensation practices of peer group companies and presents this information to the Committee. Our Chief Executive Officer communicates with the Committee regarding performance of the Named Executive Officers and makes recommendations regarding base pay and annual cash incentive awards (see Compensation Discussion and Analysis).

        Compensation and Governance Committee Interlocks and Insider Participation.    Hans Helmerich, a member of the Committee, was an executive officer of Cimarex from February 14, 2002 until September 30, 2002. Cimarex was formed on February 14, 2002 as a wholly owned subsidiary of Helmerich & Payne, Inc. for the purpose of facilitating the spinoff by Helmerich & Payne of its oil and gas exploration and production business to Cimarex. Cimarex became a publicly-held company on September 30, 2002, at which time Mr. Helmerich resigned as an executive officer.

        Governance and Nominating Functions.    The Committee develops and recommends to the Board corporate governance principles. The Committee oversees the process of annual performance evaluations for the Board and each committee, reviews and makes recommendations regarding Cimarex's Corporate Governance Guidelines and provides recommendations regarding director educational programs.

        The Committee identifies and reviews the qualifications of candidates for Board membership and determines the desired qualifications, including (a) high personal and professional ethics, (b) integrity and values, (c) commitment to the long-term interest of the stockholders, (d) a mix of characteristics and diverse experiences, perspectives and skills appropriate to our business and (e) familiarity or experience in the oil and gas exploration and production business. The Committee does not set specific, minimum qualifications that nominees must meet, but believes that each nominee should be evaluated based on his or her individual merits, taking into account the business and needs of Cimarex and the composition of the Board of Directors. All of our directors have extensive oil and gas exploration and production experience—either as company executives or attorneys.

        The Committee will consider nominees recommended by stockholders. For the 2007 Annual Meeting, the Committee did not receive nominations from a stockholder prior to the deadline for stockholder nominations. Stockholders who wish to nominate persons for election as directors at the 2008 Annual Meeting must submit in writing a timely notice complying with Cimarex's By-laws to Corporate Secretary, Cimarex Energy Co., 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, facsimile (303) 295-3494. To be timely, the stockholder's written notice must be received between February 6, 2008 and February 16, 2008. If the 2008 Annual Meeting is held more than 30 days before or after May 16, 2008, the written notice must be received no later than the close of business on the tenth day after we mail Notice of the Annual Meeting to our stockholders.

III.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board of Directors consists of ten members and is divided into three classes: Class I, Class II and Class III directors. At each Annual Meeting, a class of directors is elected for a term expiring at the Annual Meeting in the third year following the year of election. Each director holds office until his successor is elected and qualifies.

        The terms of the three Class II directors, Cortlandt S. Dietler, Hans Helmerich and Monroe W. Robertson, will expire at the 2007 Annual Meeting. Messrs. Dietler, Helmerich and Robertson have each been nominated to stand for reelection at the meeting to hold office until our 2010 Annual Meeting. Each of the nominees standing for reelection has extensive experience in the oil and gas exploration and production business.

        Unless instructed otherwise, the proxies will be voted "FOR" the election of each of the Class II nominees named above to serve for three years or until his successor is elected and qualifies. If prior to the Annual Meeting one or more of the nominees becomes unavailable to serve as a director, any shares represented by a proxy directing a vote will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board of Directors or its Compensation and Governance Committee. As of the mailing of these proxy materials, the Board of Directors knows of no reason why any director nominee would not be available to serve as a director.

        Information concerning the nominees selected by our Board of Directors, as well as each of our continuing directors, is set forth below:

Nominees for Election as Class II Directors for Three-Year Terms Expiring in 2010

Cortlandt S. Dietler Owner, Poison Spider Oil Company LLC Denver, Colorado Age—85	Director Since 2002
Member—Audit Committee

        Currently the owner of Poison Spider Oil Company LLC. From April 1995 through September 1, 2006, Chairman of the Board of TransMontaigne, Inc. Chief Executive Officer of TransMontaigne from April 1995 through September 1999. Director of Hallador Petroleum Company, a Denver, Colorado exploration and production company traded on the OTC Bulletin Board, and Forest Oil Corporation, a Denver, Colorado exploration and production company traded on the NYSE. Chairman of the nominating and corporate governance committee and the compensation committee of Forest Oil.

Hans Helmerich President, CEO, Director Helmerich & Payne, Inc. Tulsa, Oklahoma Age—48	Director Since 2002
Member—Compensation and Governance Committee

        Director of Helmerich & Payne since 1987. President and Chief Executive Officer of Helmerich & Payne since 1989. Director of Atwood Oceanics, Inc., Houston, Texas, an international offshore drilling company, and Trustee of The Northwestern Mutual Life Insurance Company.

Monroe W. Robertson Private investor Age—57	Director Since 2005
Chairman—Audit Committee

        Currently a private investor. Mr. Robertson was with Key Production Company, Inc., a company acquired by Cimarex in 2002, for 10 years until retirement in March 2002. He held the positions of President, Chief Operating Officer, Senior Vice President and Principal Financial Officer.

        Directors will be elected by a plurality of the votes. The Board of Directors recommends a vote "FOR" each of the nominees for election to the Board.

Directors Continuing in Office

Class III Directors—Terms Expiring in 2008

Glenn A. Cox Retired President and COO Phillips Petroleum Company Age—77	Director Since 2002
Member—Audit Committee

        President and Chief Operating Officer of Phillips Petroleum Company from June 1985 until his retirement in 1991. Chief Financial Officer of Phillips Petroleum Company from June 1980 to May 1985. Director and chairman of audit committee of Helmerich & Payne, Tulsa, Oklahoma, and previous director and member of audit committees of The Williams Companies, a gas gathering and exploration and production company located in Tulsa, Oklahoma, and Union Texas Petroleum, an exploration and production company located in Houston, Texas.

David A. Hentschel Retired Chairman and CEO Occidental Oil and Gas Corporation Age—73	Director Since 2002
Member—Compensation and Governance Committee

        Chairman and Chief Executive Officer of Occidental Oil and Gas Corporation from 1997 until 1999, when he retired. President and Chief Executive Officer of Canadian Occidental Petroleum, Ltd, now known as Nexen, from 1995 until 1997. Director of Nexen Inc., a global energy company located in Calgary, Alberta, Canada.

L. Paul Teague Retired Executive Texaco USA Age—72	Director Since 2002
Member—Compensation and Governance Committee

        With Texaco Exploration & Producing Inc. for 35 years until retirement in 1994. Held the positions of Vice President, Western Region; Division Manager of the New Orleans Division, Eastern Producing Department; Vice President, New Orleans Producing Division of Texaco USA; and Vice President, Producing Department, Texaco USA in Houston.

Class I Directors—Terms Expiring in 2009

Jerry Box Retired President and COO Oryx Energy Company Age—68	Director Since 2005
Member—Compensation and Governance Committee

        Chairman of Magnum Hunter Resources, Inc. from October 2004 until June 2005, and a director of Magnum Hunter Resources from March 1999 to June 2005. Mr. Box served as President, COO and a director of Oryx Energy Company from February 1998 to March 1999. He had previously held a number of managerial and executive positions with Oryx Energy and its predecessor company, Sun Oil Company. Currently, director and chairman of the compensation committee and member of the nominating and governance committee of Newpark Resources, Inc., a Houston, Texas based oilfield services company traded on the NYSE.

Paul D. Holleman Retired Partner Holme Roberts & Owen LLP Age—75	Director Since 2002
Member—Audit Committee

        Senior partner of Holme Roberts & Owen LLP, a Denver law firm, until 2000, when he retired. At Holme Roberts, he served as legal counsel to Key Production Company, Inc. and other oil and gas companies. Other positions in his 40 years with Holme Roberts included Chairman of the Natural Resources Department and member of the executive committee.

F. H. Merelli Chairman of the Board, CEO, President Cimarex Energy Co. Denver, Colorado Age—71	Director Since 2002

        Chairman of the Board, Chief Executive Officer and President of Cimarex since September 30, 2002. Chairman and Chief Executive Officer of Key Production Company, Inc. from September 1992 to September 30, 2002 and President from March 2002 until September 30, 2002 and from September 1992 to September 1999. Director and member of audit committee of Apache Corporation, Houston, Texas, an exploration and production company traded on the NYSE.

Michael J. Sullivan Partner Rothgerber, Johnson & Lyons LLP Casper, Wyoming Age—67	Director Since 2002
Member—Compensation and Governance Committee

        Member of the Denver law firm, Rothgerber Johnson & Lyons LLP, since 2001, most recently as partner of the Casper office. United States Ambassador to Ireland from 1998 until 2001. Practiced law with Brown, Drew, Apostolos, Massey & Sullivan from 1964 to 1986 and from 1995 until 1998. Governor of Wyoming from 1987 through 1995. Director of Kerry Group plc, a global food and food ingredients producer headquartered in Tralee, Ireland; director and member of audit committee and governance committee of Allied Irish Bank Group, Dublin, Ireland; director and member of the governance committee of First Interstate BancSystem, Billings, Montana and director and member of the governance and audit committee of Slatten Construction, Inc., Great Falls, Montana.

IV.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy & Objectives

        Cimarex's principal business objective is to achieve consistent profitable growth in proved reserves and production. The objective of the compensation program is to protect and enhance stockholder value by encouraging and rewarding performance that supports this business objective.

        The program seeks to align the interests of the stockholders and executives with a balance of short-and long-term incentives. Executive compensation is a mix of base pay, annual cash incentive award payments and long-term incentive awards, with minimal use of perquisites.

        The compensation program rewards performance that results in growth in proved reserves and production, better-than-average relative stock price performance, and annual cash flow in excess of a pre-established target. A significant part of the annual cash incentive award and long-term incentive awards are "at risk" depending on the achievement of specific performance measures. The annual cash incentive awards are based on short-term and long-term performance incentive factors—production, cash flow, reserve replacement and stock price performance. Production, cash flow and stock price are primarily indicative of current performance. Reserve replacement is an essential determinant of the long-term performance and success of Cimarex.

        For the cash incentive awards, the stock price performance is based on a one-year period. The long-term incentive awards emphasize a three-year stock price performance period.

        The compensation program is deliberately structured to focus only on performance that is relevant to the achievement of Cimarex's primary objectives. The program does not include factors that are not essential for the achievement of these objectives.

        The compensation program is designed to attract, retain, and motivate executives in the competitive environment in which Cimarex operates. Management continuity is critical to achievement of Cimarex's long-term corporate objectives. Further, the program must encourage and reward performance that is consistent with the highest ethical standards.

        The Compensation and Governance Committee establishes and administers the executive compensation program as a representative of the stockholders. The Committee recommends for approval by the full Board overall executive compensation that is competitive, reasonable, fair, and not excessive. The Committee supports the disclosure of all aspects of executive compensation so stockholders will clearly understand how much the Cimarex officers are paid and why.

        The Committee reviews all components of compensation for the Chief Executive Officer and each Named Executive Officer. This review encompasses base salary, annual cash incentive awards, long-term equity compensation, realized and unrealized stock option and restricted stock gains, perquisites and other personal benefits, company matching contributions under Cimarex's 401(k) plan and supplemental savings plan, and possible payments under potential severance and change-in-control scenarios.

        The Committee considers and compares Cimarex executive compensation and practices to those of peer companies. The Committee also reviews, evaluates and considers internal pay equity between its Chief Executive Officer and the other executive officers. The Committee may engage its independent compensation consultant, Deloitte Consulting LLP, to conduct research and provide advice on compensation matters.

        See Committees of the Board of Directors for information regarding the composition of the Compensation and Governance Committee, qualifications of members and process and procedures.

Elements of Executive Compensation Program

        Our executive compensation program consists of three primary elements:

  •
  Base Pay

  •
  Annual Cash Incentive Awards

  •
  Long-Term Incentive Awards

        We routinely review total compensation for each executive. We do not designate specific percentages to be assigned to each element of compensation.

        To ensure the integrity of our annual cash incentive awards and long-term incentive awards, we use performance measures that are objective, measurable and verifiable. Based on management's recommendation and the Compensation and Governance Committee's determination of relevance to stockholder interests, the program currently awards performance related to growth in proved reserves and production, relative stock price performance and actual versus forecasted cash flow.

        We consider, and when appropriate, we attempt to maximize the tax deductibility of compensation paid to executives under Section 162(m) of the Internal Revenue Code. Our stockholders have approved our 2002 Stock Incentive Plan and the performance goals applicable to our long-term incentive awards.

Base Pay

        Our goal is to pay base salaries that are competitive with those paid for similar executive positions by other companies in our industry with revenue and market capitalizations comparable to ours. For retention and competitive reasons, the Committee has established a base pay target of the 75th percentile of base pay among peers. Because the public information on base salaries is historical, it is not reflective of actual current pay. That is why the Committee, with the assistance of its compensation consultant, adjusts the historical pay information based on forecasts of current actual compensation. The peer group data is also adjusted for the different compensation philosophies of companies in the peer group. The total compensation paid is also considered in evaluating the base pay of the competitive peer companies.

        The base pay target is not an entitlement, nor is it a cap. Other factors such as performance and time in position may be considered in making the final base pay determination. In 2006, our peer group consisted of:

Cabot Oil & Gas Corp. Forest Oil Corp. Newfield Exploration Co. Pioneer Natural Resources Co. Pogo Producing Co. Southwest Energy Resources Inc. Whiting Petroleum Corp.	Denbury Resources, Inc. Houston Exploration Co. Noble Energy Inc. Plains Exploration & Production Co. Range Resources Corp. St Mary Land & Exploration Co.

        The Committee reviews and recommends base salary adjustments for the Chief Executive Officer and each Named Executive Officer to the Board for final approval. The Chief Executive Officer does not participate in the review, discussion or recommendations with respect to his salary. The Chief Executive Officer provides the Committee with subjective executive performance information for the each Named Executive Officer. This information may include results achieved by the executives, their future potential, scope of responsibilities and experience.

Cash Incentive Awards

        The cash awards are intended to provide incentive to achieve specific performance targets. Cash incentives are awarded from a performance-based cash pool. The target cash incentive pool is equal to 100% of base salaries.

        The actual performance-based cash incentive pool is calculated as described below and generally is based upon the relationship of our actual cash flow to a predetermined cash flow target, production growth, proved reserve growth and relative stock price performance among peers.

        The entire cash incentive pool is at risk and is limited to 150% of the year-end base pay of the officers in the pool. There is no floor on the size of the pool; it can be zero. The entire cash incentive pool amount does not have to be awarded, and there is no carry-over of amounts to future years if the total pool is not awarded.

        Calculation of Cash Incentive Pool and Recommendation of Cash Incentive Award for the Chief Executive Officer.    The Committee calculates the cash incentive pool for the Chief Executive Officer and recommends a cash incentive award for approval by the Board of Directors. The method of calculation of the Chief Executive Officer's cash incentive pool is the same method used for the Named Executive Officers, except the cash incentive pool factor is based only on the Chief Executive Officer's base salary. The cash incentive award may not exceed 200% of the Chief Executive Officer's base salary. The cash incentive award must also be consistent with our internal pay guidelines.

        Calculation of Cash Incentive Pool and Recommendation of Cash Incentive Awards for Executive Officers.    The Committee calculates the total cash incentive pool available for awards. The Chief Executive Officer, based on subjective performance evaluations of each participant, recommends individual cash incentive awards within the limits of the total cash incentive pool. After consideration of the Chief Executive Officer's recommendations, the Committee submits its award recommendations for approval by the Board of Directors.

        The actual cash incentive pool is determined as follows:

  •
  Management recommends for Committee consideration and approval an annual cash flow target based upon forecasts of production, revenues, expenses, capital investments and commodity prices. The monthly futures contract trading prices on the New York Mercantile Exchange at the time the target is set are used to forecast oil and gas prices. In 2006, the cash flow target was $1 billion.

  •
  After year-end, management provides the Committee with actual cash flow (a non-GAAP financial measure that represents net cash provided by operating activities adjusted for changes in operating assets and liabilities). In 2006, actual cash flow was $918 million.

  •
  The cash incentive pool factor is determined by dividing total year-end base pay of executive officers (not including CEO) by the cash flow target (See Table 1 below).

  •
  Calculate potential cash incentive pool by multiplying the cash incentive pool factor by actual cash flow. (See Table 2 below).

  •
  Determine the production growth factor. In 2006, production grew 27%, resulting in a production growth factor of 488%. (See Table 3 below)

  •
  Determine the reserve growth factor. In 2006, proved reserves grew 4%, resulting in a reserve growth factor of 90%. (See Table 4 below)

  •
  Determine the peer stock performance factor based on Cimarex's stock price performance relative to performance of our peer group. For purposes of determining peer group stock price performance, companies in the Dow Jones U.S. Exploration & Production Index with comparable revenue and market capitalization are used (See Table 5 below). In 2006, our stock price increased by 0%, and our performance rank was in the bottom quartile, resulting in a 0% peer stock performance factor (See Table 6 below).

  •
  Targets for production growth, reserve growth and peer stock price performance factors are reviewed by the Committee each year. In determining the factors, the Committee considers the size of the reserve base, production levels, past peer group stock price performance, capital budget, forecast production and reserve volumes, commodity price outlook, industry conditions, competitive outlook, effect on performance motivation, management retention, difficulty in achieving the target and other information. The factors used for 2006 were unchanged from the factors used in 2005.

  •
  In December 2005, the Committee established the following weighting for each performance factor for 2006 compensation, and the weights were unchanged from the prior year:

production growth factor:	50%
reserve growth factor:	20%
peer stock performance factor:	30%
  •
  Calculate the actual cash incentive pool by totaling the following (see Table 7):

    potential cash incentive pool multiplied by weighted production growth factor potential cash incentive pool multiplied by weighted reserve growth factor potential cash incentive pool multiplied by weighted peer stock performance factor

  •
  If the actual cash incentive pool does not exceed either the potential cash incentive pool or 150% of the total year-end base pay of executive officers, then the Actual Cash Incentive Pool is available for awards to the participants.

  •
  The Chief Executive Officer provides the Committee with a performance evaluation and award recommendation for each officer, and the Committee then recommends individual awards for approval by the independent members of the Board.

  •
  Their cash incentive award is not limited to a specified percent of base salary for the individual, but the total cash awarded may not exceed the Actual Cash Incentive Pool.

        The calculation of the 2006 Actual Cash Incentive Pool for the Chief Executive Officer was $644,000. The Committee recommended and the Board approved a 2006 cash award for the Chief Executive Officer of $140,000, representing 21.7% of the pool amount and 20% of current base pay.

        The calculation of the 2006 Actual Cash Incentive Pool for the other executive officers, including the Named Executive Officers, equaled 92% of their aggregate base pay. The Committee recommended and the independent directors approved 2006 total cash awards to the Named Executive Officers of 28% of each Officer's current base pay. See the Summary Compensation Table for 2006 individual cash awards for each Named Executive Officer reported in the Non-Equity Incentive Plan column.

COMPUTATION OF CASH BONUS TABLES

Table 1 Cash Incentive Pool Factor			Table 2 Potential Cash Incentive Pool
CIPF	=	BPP ÷ CFT	PCIP	=	CIPF X ACF
Where:			Where:
CIPF	=	Cash Incentive Pool Factor	PCIP	=	Potential Cash Incentive Pool
BPP	=	Base Pay Pool defined as year-end base salary	CIPF	=	Cash Incentive Pool Factor
CFT	=	Cash Flow Target	ACF	=	Actual Cash Flow
Table 3 Production Growth Factor
AVERAGE DAILY PRODUTION GROWTH %	% OF PRODUCTION GROWTH FACTOR EARNED
<0	0
0	12
3	65
6	118
9	171
12	224
15	276
18	329
21	382
24	435
27	488
Table 4 Reserve Growth Factor
RESERVE GROWTH %	% OF RESERVE GROWTH FACTOR EARNED
<0	0
0	50
1	60
2	70
3	80
4	90
5	100
6	110
7	120
8	130
9	140
10	150
11	160
12	170

Table 5
Stock Performance Factor Peer Group

Anadarko Petroleum Corporation	Meridian Resource Corp.
Apache Corporation	Newfield Exploration Company
Cabot Oil & Gas Corporation	Occidental Petroleum Corporation
Chesapeake Energy Corporation	Pioneer Natural Resources Co.
Devon Energy Corp.	Pogo Producing Company
EOG Resources Inc.	Stone Energy Corporation
Forest Oil Corp.	XTO Energy Inc.
Table 6 Peer Stock Performance Factor
CIMAREX QUARTILE RANK	% OF PEER GROUP PERFORMANCE FACTOR EARNED
1st	100
2nd	75
3rd	0
4th	0
Table 7 Actual Cash Incentive Pool
CALCULATION OF ACTUAL CASH INCENTIVE POOL
ACIP	=	PCIP (0.50 X PGF) + PCIP (0.20 X RGF) + PCIP (0.30 X PSPF)
Where:
ACIP	=	Actual Cash Incentive Pool
PCIP	=	Potential Cash Incentive Pool
PGF	=	Production Growth Factor
RGF	=	Reserve Growth Factor
PSPF	=	Peer Stock Performance Factor

Long-Term Incentive Awards

        The third primary element consists of long-term incentive awards to the Chief Executive Officer and Named Executive Officers. The equity awards are intended to encourage executive retention and to reward above-average long-term corporate performance.

        Restricted Stock Units and Options.    On December 6, 2002, shortly following our September 2002 reorganization as Cimarex Energy Co., we awarded the Chief Executive Officer and Named Executive Officers restricted stock and stock options. In 2003, we exchanged the restricted stock for a like number of restricted stock units.

  •
  The Chief Executive Officer's restricted stock units vest 20% on each December 6 until fully vested, and the Named Executive Officers' restricted stock units vest on December 6, 2007. The restricted stock units are not payable in shares of stock until December 6, 2010.

  •
  The options vest 20% each December 6 until fully vested. If the Chief Executive Officer or any Named Executive Officer elects to exercise all or a portion of his vested option, he must hold until December 6, 2010 one-half of the shares remaining after delivering shares in payment of the exercise price and any taxes due upon exercise.

The restricted stock units and options automatically vest in their entirety in the event of death, disability or a change-in-control event (all as defined in the Cimarex 2002 Stock Incentive Plan).

        Performance Awards.    No restricted stock units, restricted stock, or stock option awards were made to the executive officers during 2003, 2004 or 2005. When we acquired Magnum Hunter Resources, Inc. in 2005, our market capitalization and management responsibilities significantly increased. In recognition of these changes and the increased competition for oil and gas industry executives, in December 2005 the Board approved a new performance award program that provides for awards of restricted stock. The recurring restricted stock award program combines a three-year vesting period with a stock price performance measurement. The program delivers to each officer a laddered portfolio of vesting common stock, is intended to be a significant retention incentive and facilitates executive stock ownership. The program was developed with the assistance of the Compensation Committee's independent compensation consultant.

  •
  Following is a summary of the material terms of the awards:

•
The awards of restricted stock are designated as "performance awards."

•
The performance period commences with the first trading day in January of the year of the award and ends on the December 31 immediately preceding the third-year anniversary of the award. Awards vest on the third anniversary of the date of grant.

•
The number of shares that vest depends on our stock price performance relative to our peers as of the date of vesting at the end of the performance period. The peer group consists of companies in the Dow Jones U.S. Exploration & Production Index with similar market capitalization and revenue.

•
Vesting accelerates in the event of death, disability or a change-in-control event as defined in our 2002 Stock Incentive Plan, and the number of shares to which the forfeiture restrictions lapse is based upon the reduced performance period resulting from the event. If employment is terminated for any other reason prior to the end of the vesting period, all unvested shares are forfeited.

•
Prior to vesting, ordinary cash dividends (if any) will be paid on the shares of restricted stock. The executive also has voting rights on these shares.

  •
  Determine total number of shares that vest at the end of the performance period as follows:

•
Calculate the percentage difference between the average per share closing price of Cimarex and each company in our peer group (i) over the 30 trading days immediately preceding the beginning of the performance period and (ii) over the 30 trading days immediately preceding the end of the performance period.

•
Rank Cimarex and each company in our peer group from the highest percentage to the lowest percentage of stock price performance.

•
Subtract Cimarex's absolute rank from total number of companies in the peer group and divide result by total number of companies in the peer group to determine Cimarex's relative performance percentile.

•
The number of shares that vest is scaled between 50% and 100% of the shares awarded. If our stock price performance is greater than that of 75% of our peers, 100% of the award is achieved. For each percentage less than 75%, one percent less of the award has been achieved, except that a minimum of 50% of the award vests based upon continued service during the performance period. For example, stock price performance of 74% would equal a 99% award, performance of 55% would result in an 80% award, performance of 35% would equal a 60% award and performance of 25% or less would result in an award of 50% of the target.

        The restricted stock awards are intended to be annual recurring awards. The Compensation Committee determines each year the number of shares to be awarded, if any. In making awards, the Compensation Committee compares our total compensation program with the programs of companies in our peer group.

        In January 2006, the Compensation Committee made its initial grants under the new program, and in January 2007, the Committee made additional grants. The following table summarizes those awards.

		Restricted Shares Awarded	Minimum Number of Shares that will Vest	Maximum Number of Shares that will Vest
CEO	2006 2007	60,000 60,000	30,000 30,000	60,000 60,000
CFO and each NEO	2006 2007	30,000 30,000	15,000 15,000	30,000 30,000

        Section 162(m) limits the compensation deduction that Cimarex may take on its federal income tax return to $1 million of compensation paid to the Chief Executive Officer and each Named Executive Officer. The deduction is not available for performance-based compensation unless the performance goals are approved by Cimarex's stockholders, and the award satisfies tax law requirements. The performance goals were approved by Cimarex's stockholders at its 2006 Annual Meeting in order that the awards may be deductible to the fullest extent allowed under Section 162(m).

        Although stock option grants were made in past years, the Committee at this time has no plans for granting additional stock options. Cimarex does not and has not re-priced or backdated stock options.

Internal Pay Equity

        Our internal pay equity guidelines provide that the Chief Executive Officer's base salary shall not be more than three times the base salary of the next highest base salary, and the Chief Executive Officer's cash incentive award should not be more than three times the cash incentive award of the next highest cash incentive award. Our Board must approve any deviation from these guidelines.

Other Compensation

        Perquisites.    We provide limited perquisites to our executive officers, and they are not a meaningful component of our overall compensation program. Perquisites that we do provide include athletic and dining club memberships, a financial planning allowance and medical reimbursement insurance. We do not provide personal use of our corporate aircraft, automobile allowances, security services or dwellings for personal use. In 2006, the total cost of perquisites provided to all of our Named Executive Officers and our Chief Executive Officer was $15,196, and no executive officer's perquisites exceeded $10,000.

        Retirement Benefits.    The Chief Executive Officer and Named Executive Officers are eligible to participate in the Cimarex 401(k) defined contribution retirement plan. This plan is open to participation by all Cimarex full-time employees after 90 days of employment. Under the plan, Cimarex matches dollar-for-dollar employee contributions to the plan up to 5% of the employee's cash compensation, subject to limits imposed by Internal Revenue Service rules.

        We also sponsor a Supplemental Savings Plan which is a non-qualified deferred compensation plan that permits participants, including the Chief Executive Officer and the Named Executive Officers, to make contributions (and to receive matching contributions) in excess of the Internal Revenue Service limitations.

        Cimarex's matching contributions to the 401(k) Plan and Supplemental Savings Plan are included in the Summary Compensation Table.

        We do not have a defined benefit pension plan, and we do not provide post-retirement health or welfare benefits.

Potential Benefits Assuming Various Termination Events

        The Chief Executive Officer and each Named Executive Officer are entitled to certain benefits under various agreements in the event of death, disability or the occurrence of a change-in-control event.

  Change in Control Severance Plan

        Effective April 1 2005, we adopted a Change in Control Severance Plan that provides for the payment of severance benefits to all active employees in the event of a "change in control." A change in control under the Change in Control Severance Plan includes the events summarized below (see 2002 Stock Incentive Plan below for the definition of "change in control").

        In the event of a change in control, if an employee is terminated for any reason other than cause within two years following a change in control, each employee would be entitled to:

  •
  Cash severance payments of up to two years' compensation (salary and cash incentive award)

  •
  A pro rata portion of the annual cash incentive bonus award otherwise payable for the year of termination

  •
  Continued medical, dental, disability and life insurance benefits for two years

  •
  Additional payments to pay any applicable excise tax imposed by Section 4999 of the Internal Revenue Code and related income taxes, interest and penalties

Benefits payable under any other severance plan or agreement offset benefits payable under the Change in Control Severance Plan.

  2002 Stock Incentive Plan

        Our 2002 Stock Incentive Plan provides for the grant to certain employees of stock options, restricted stock units and restricted stock. The plan is administered by the Compensation and Governance Committee. The plan grants the Committee the authority to accelerate vesting of any award. The Committee has authorized acceleration of vesting in the event of death, disability or the occurrence of a "change-in-control event" in all agreements awarding non-qualified stock options, restricted stock units, restricted stock and performance awards. The plan includes a definition of "change-in-control event." In summary, a "change-in-control event" means any of the following:

  •
  Acquisition of 15% or more of the shares of our outstanding common stock or the combined voting power of voting securities of Cimarex without prior approval by the Board of Directors.

  •
  Members of our Board of Directors cease to constitute a majority of the directors.

  •
  A reorganization, share exchange or merger unless (i) the stockholders prior to the reorganization or merger continue to own more than 70% of the outstanding common stock and combined voting power of the resulting corporation following the reorganization or merger, (ii) no person owns 15% or more of the shares of common stock or combined voting power of the surviving corporation except to the extent that such ownership existed prior to the event, and (iii) at least a majority of the members of the board of directors of the corporation resulting from the merger or reorganization were members of the board of directors at the time of executing the agreement to reorganize or merger.

  •
  The complete liquidation or dissolution of Cimarex or the sale of all or substantially all of its assets.

  Employment Agreement with Mr. Merelli

        In September 2002 we assumed Mr. Merelli's employment agreement with Key Production Company, Inc., when Cimarex combined with Key Production. His employment agreement is for an indefinite term and includes the following terms:

  •
  A base salary that may be adjusted by the Board of Directors, but may not be decreased from the base salary, as adjusted

  •
  Annual cash incentive award opportunity

  •
  Reimbursement for business expenses

  •
  Life insurance coverage in the face amount of $500,000

  •
  Club dues and covered parking fees

  •
  Participation in employee benefit plans adopted by the employer for the benefit of senior executive officers and their families

  •
  Termination on 30 days' notice without cause

  •
  If terminated without cause or because of death or disability:

•
Continuation of base salary for 24 months (reduced by long-term disability benefits, if applicable)

•
Incentive compensation for the year of termination

Termination of employment "without cause" includes resignation by Mr. Merelli upon a change in Mr. Merelli's place of employment from Denver, Colorado, without his consent. Mr. Merelli shall not reveal any trade secret or confidence not generally available to the public and upon termination of employment, he must surrender all information containing trade secrets or confidences. The confidentiality requirements of his employment agreement survive for three years after the end of his employment.

  Employment Agreements with Messrs. Albi, Bell, Jorden and Korus

        Each of Messrs. Albi, Bell, Jorden and Korus were parties to employment agreements with Key Production Company, Inc., which was acquired by Cimarex in September 2002. Each agreement provided that, if the executive continued as an employee after the term of the agreement (as each executive has done) and is terminated without cause following a change-in-control event (as defined in the agreement), the executive is entitled to a lump-sum payment equal to two times executive's base salary at the time of the change in control. The employment agreements have expired, but at the time we acquired Key Production, we assumed the change-in-control provisions of these employment agreements.

        As a practical matter, the "change in control" benefits payable under the employment agreements only benefit these executives if the Change in Control Severance Plan described above has been terminated. The Change in Control Severance Plan provides for greater benefits payable upon the occurrence of a change-in-control event. The percentage of voting securities that must be acquired in order to trigger a change-in-control event is less under the Change in Control Severance Plan than it is under the Employment Agreements.

        A "change in control" under each employment agreement means any of the following:

  •
  Acquisition by stockholders representing 25% or more of the voting power of Cimarex without prior approval by at least two-thirds of directors not affiliated with the acquiring person.

  •
  During any period of 24 consecutive months, individuals who at the beginning of the 24-month period cease to constitute two-thirds of the total number of directors nominated by majority of directors in office immediately prior to period.

  •
  A merger or consolidation unless (i) at least two-thirds of the directors of the surviving entity are continuing Cimarex directors or (ii) Cimarex securities continue to represent or are converted into securities representing 80% of the combined voting power of the surviving entity.

  •
  The adoption of any plan or proposal to liquidate or dissolve Cimarex.

  Supplemental Savings Plan

        This plan is a non-qualified deferred compensation plan that permits executives to make contributions (and to receive matching contributions) in excess of the Internal Revenue Service limitations. The Compensation and Governance Committee administers this plan and designates who may participate in the plan. Benefits under the plan are paid upon termination of employment in a cash lump sum or in annual installments over a period not longer than 15 years, as the employee elects. In the event of a "change in control," each employee receives a cash lump sum payment of the amount allocated to his/her account as of the last day of the month immediately preceding the date of the change in control. A change in control under the Supplemental Savings Plan includes the events summarized under the 2002 Stock Incentive Plan.

Maximum Benefits Payable Upon Termination or Change-in-Control

        The potential payments described below represent the estimated maximum incremental amounts payable upon the occurrence of a termination or change-in-control event as provided under any contract or agreement with the executive officer. The computation of the payments assumes that the termination or change-in-control event occurred on December 31, 2006, and the price of Cimarex common stock is $36.50, the closing market price on December 29, 2006.

        Actual payments may be more or less than the amounts described below. In addition, Cimarex may from time to time enter into new arrangements or modify these arrangements.

Name	Benefit	Termination w/o Cause (no change in control)		Death or Disability		Change in Control Only (no termination w/o cause)(1)	Termination w/o Cause Following Change in Control(1)
F. H. Merelli, CEO	Severance		$1,430,000		$1,430,000	$0	$2,904,583
	Current Year Bonus		$657,800		$657,800	$0	$657,800
	Restricted Stock and Stock Units		$0		$2,811,960	$2,811,960	$2,811,960
	Options		$0		$1,676,928	$1,676,928	$1,676,928
	Employee Benefits		$316,850		$316,850	$0	$328,870
	Excise Tax Gross Up	$	NA	$	NA	$0	$1,821,117
	Total Benefits		$2,404,650		$6,893,538	$4,488,888	$10,201,258
Paul Korus, CFO	Severance		$0		$0	$0	$1,429,167
	Current Year Bonus		$0		$0	$0	$279,833
	Restricted Stock and Stock Units		$0		$2,295,850	$2,295,850	$2,295,850
	Options		$0		$913,100	$361,270	$361,270
	Employee Benefits		$54,505		$54,505	$0	$80,927
	Excise Tax Gross Up	$	NA	$	NA	$0	$947,277
	Total Benefits		$54,505		$3,263,455	$2,657,120	$4,447,047
Thomas E. Jorden	Severance		$0		$0	$0	$1,774,374
	Current Year Bonus		$0		$0	$0	$279,833
	Restricted Stock and Stock Units		$0		$2,295,850	$2,295,850	$2,295,850
	Options		$0		$361,270	$361,270	$361,270
	Employee Benefits		$216,054		$216,054	$0	$259,067
	Excise Tax Gross Up	$	NA	$	NA	$496,274	$1,143,991
	Total Benefits		$216,054		$2,873,174	$3,153,394	$6,114,386
Joseph R. Albi	Severance		$0		$0	$0	$1,472,917
	Current Year Bonus		$0		$0	$0	$279,833
	Restricted Stock and Stock Units		$0		$2,295,850	$2,295,850	$2,295,850
	Options		$0		$361,270	$361,270	$361,270
	Employee Benefits		$69,637		$69,937	$0	$91,199
	Excise Tax Gross Up	$	NA	$	NA	$536,024	$1,052,330
	Total Benefits		$69,937		$2,727,057	$3,193,144	$5,553,399
Stephen P. Bell	Severance		$0		$0	$0	$1,249,792
	Current Year Bonus		$0		$0	$0	$279,833
	Restricted Stock and Stock Units		$0		$2,295,850	$2,295,850	$2,295,850
	Options		$0		$361,270	$361,270	$361,270
	Employee Benefits		$184,216		$184,216	$0	$13,112
	Excise Tax Gross Up	$	NA	$	NA	$542,486	$974,452
	Total Benefits		$184,216		$2,841,336	$3,199,606	$5,174,309

(1)
The Cimarex change-in-control plan is available to all regular employees.

        In addition to the amounts described above, the named executive officer may also be entitled to earned but unpaid salary, cash incentive awards, benefits under the supplemental savings plan, vested options, and other benefits for services performed prior to termination. Under the terms of the executive's option agreement, the vested portion of any unexercised option will expire three months following termination. The vested portion of the executive's outstanding option is disclosed in the Outstanding Equity Awards at 12/31/06 table in the Number of Securities Underlying Unexercised Options, Exercisable column. Benefits that are payable under the executive's supplemental savings plan are disclosed in the Nonqualified Deferred Compensation table.

Transactions with Related Persons

        During 2006, no related person had a direct or indirect material interest in any transaction with Cimarex. See Corporate Governance, Independence of Board Members for information regarding Cimarex's policies with respect to conflicts of interest.

Stock Ownership Guidelines

        Our Board of Directors is committed to director and executive officer stock ownership. Cimarex's stock ownership guidelines provide that (i) each director should own Cimarex stock with a value of three times his annual cash retainer within a three-year time period following his initial election to the Board, (ii) the Chief Executive Officer should own Cimarex stock with a value of five times his annual base salary, and (iii) each executive officer should own Cimarex stock with a value of at least two times his base salary within a three-year time period following initial election to that position. Restricted stock, restricted stock units, deferred compensation units and performance awards are counted in calculating ownership, but shares subject to options are not counted.

Report of Compensation and Governance Committee

        The Compensation and Governance Committee oversees Cimarex's executive and director compensation program on behalf of the Board of Directors. The Compensation and Governance Committee reviewed and discussed the Compensation Discussion and Analysis report included in this Proxy Statement with management. Based on its review and discussions, the Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND GOVERNANCE COMMITTEE L. Paul Teague, Chairman Jerry Box Hans Helmerich David A. Hentschel Michael J. Sullivan

V.

COMPENSATION TABLES

Summary Compensation Table

        The following table describes 2006 compensation to our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three other most highly compensated executive officers (the "Named Executive Officers" or "NEOs").

	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Comp.(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp.(4)	Total
F.H. Merelli, Chairman, Chief Executive Officer, President (CEO)	2006	$667,083	$—	$1,449,726	$690,286	$140,000	$—	$214,088	$3,161,183
Paul Korus Vice President, Chief Financial Officer, and Treasurer (CFO)	2006	$333,333	$—	$524,730	$148,712	$98,000	$—	$46,699	$1,151,474

Thomas E. Jorden Executive Vice President—Exploration	2006	$355,000	$—	$524,730	$148,712	$106,400	$—	$38,923	$1,173,765

Joseph R. Albi Executive Vice President—Operations	2006	$333,333	$—	$524,730	$148,712	$98,000	$—	$49,340	$1,154,115

Stephen P. Bell Senior Vice President—Business Development and Land	2006	$279,583	$—	$524,730	$148,712	$81,200	$—	$57,812	$1,092,037

(1)
See Footnote 9 to the Annual Report on Form 10-K for year ended December 31, 2006. The table below lists the expense associated with each stock award grant to the named executive officer.

	F. H. Merelli	Paul Korus	Thomas Jorden	Joseph Albi	Stephen Bell
2002 Grant	$703,296	$151,515	$151,515	$151,515	$151,515
2006 Grant	$746,430	$373,215	$373,215	$373,215	$373,215
Total	$1,449,726	$524,730	$524,730	$524,730	$524,730
(2)
See Footnote 9 to the Annual Report on Form 10-K for year ended December 31, 2006.

(3)
Amount reported for the year earned.

(4)
Description of Items Included in All Other Compensation:

No
individual's perquisites exceeded $10,000.

	F. H. Merelli	Paul Korus	Thomas Jorden	Joseph Albi	Stephen Bell
Other Compensation:
Paid Unused Vacation	$91,537	$8,358	$—	$—	$14,279
Company contribution to 401(k) and supplemental savings plans	$47,931	$29,501	$30,083	$40,500	$34,693
Dividends	$33,792	$7,280	$7,280	$7,280	$7,280
Tax Reimbursement	$39,678	$—	$—	$—	$—
Life Insurance Premiums	$1,150	$1,560	$1,560	$1,560	$1,560
Total Other Compensation	$214,008	$46,699	$38,923	$49,340	$57,812

2006 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan						Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date	Board Approval Date	Target ($)		Maximum ($)		Award Grant Date	Comp Comm Grant Date	Threshold(3) (#)	Target(4) (#)	Maximum (#)	Grant Date Fair Value of Stock Performance Awards ($)
F.H. Merelli CEO	3/1/07	2/27/07	$140,000	(1)	$140,000	(1)	1/3/06	12/13/05	30,000	30,000	60,000	$2,692,200
Paul Korus CFO	3/1/07	2/27/07	$98,000	(2)	$98,000	(2)	1/3/06	12/13/05	15,000	15,000	30,000	$1,346,100
Thomas E. Jorden	3/1/07	2/27/07	$106,400	(2)	$106,400	(2)	1/3/06	12/13/05	15,000	15,000	30,000	$1,346,100
Joseph R. Albi	3/1/07	2/27/07	$98,000	(2)	$98,000	(2)	1/3/06	12/13/05	15,000	15,000	30,000	$1,346,100
Stephen P. Bell	3/1/07	2/27/07	$81,200	(2)	$81,200	(2)	1/3/06	12/13/05	15,000	15,000	30,000	$1,346,100

(1)
The annual cash incentive pool from which Mr. Merelli's award is distributed equals 100% of his base salary. Mr. Merelli's annual cash incentive award may not exceed 200% of his year-end base salary. The amount reported is the actual 2006 cash incentive award for Mr. Merelli. This amount is also reported in the Summary Compensation Table. See the description of the annual cash incentive award in the Compensation Discussion and Analysis, Elements of Compensation, Cash Incentive Awards.

(2)
The annual cash incentive pool does not include specific individual target amounts payable for each officer. The amount reported represents the actual 2006 cash incentive award for the executive, which is also reported in the Summary Compensation Table. The entire cash incentive award pool is limited to 150% of the year-end base pay of all of the officers included in the pool. See the description of the annual cash incentive award pool in the Compensation Discussion and Analysis, Elements of Compensation, Cash Incentive Awards.

(3)
Represents one-half of the total potential award that vests on the third anniversary of the award, subject to continued service.

(4)
The terms of the performance awards do not specify a targeted number of shares. The number of shares that vest depends on Cimarex's stock price performance relative to its peers and is not computed until the third anniversary of the award. See Long-Term Incentive Awards, Performance Awards for the method of computing the number of shares that vest. The actual number of shares that vest is not determinable until January 2009 (the third anniversary of the award). The shares disclosed in this column represent the shares the executive would have been entitled to (based upon December 2006 stock prices), had the award vested on January 3, 2007.

        See Elements of Executive Compensation Program, Cash Incentive Awards for a description of the cash incentive award program and the formula used to determine the cash incentive pool available for award to the Chief Executive Officer and Named Executive Officers. See Long-Term Incentive Awards, Performance Awards for a description of the material terms of the performance awards. Ordinary cash dividends will be paid on the shares subject to the performance awards.

OUTSTANDING EQUITY AWARDS AT 12/31/06

	Option Awards							Stock Awards
										Market Value of Unearned Units ($)		Market Value of Unearned Shares(5) ($)
								No. of Units (#)			No. of Shares (#)
	Exercisable (#)		Unexercisable (#)
					Option Exercise Price ($)		Option Expiration Date
Name	Number of Securities Underlying Unexercised Options							Restricted Stock Units That Have Not Vested			Equity Incentive Plan Awards That Have Not Vested
F.H. Merelli, CEO	250,000 125,000 337,920	(1) (1) (2)	0 0 84,480	(2)	$ $ $	11.375 13.3125 16.65	1/27/2007 5/25/2010 12/06/2012	42,240	(3)	$1,541,760(5)	60,000(6)	$2,190,000(5)
Paul Korus, CFO	27,800	(2)	18,200	(2)		$16.65	12/06/2012	45,500	(4)	$1,660,750(5)	30,000(6)	$1,095,000(5)

Thomas E. Jorden	54,600	(2)	18,200	(2)		$16.65	12/06/2012	45,500	(4)	$1,660,750(5)	30,000(6)	$1,095,000(5)

Joseph R. Albi	6,500 64,600	(1) (2)	0 18,200	(2)	$ $	9.6875 16.65	9/6/2009 12/06/2012	45,500	(4)	$1,660,750(5)	30,000(6)	$1,095,000(5)

Stephen P. Bell	72,800	(2)	18,200	(2)		$16.65	12/06/2012	45,500	(4)	$1,660,750(5)	30,000(6)	$1,095,000(5)

(1)
Vested 9/30/02

(2)
Vests 20% each year commencing 12/6/2003.

(3)
Vests 20% each year commencing 12/6/2003, but not payable in shares until 12/6/2010

(4)
Vests 12/6/2007, but not payable in shares until 12/6/2010

(5)
The amount in this column reflects the closing market price of the stock as of 12/29/06 times the number of shares reported in the previous column.

(6)
Vests 1/3/2009

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
F. H. Merelli, CEO	—	$—	42,240	$1,604,698
Paul Korus, CFO	45,000	$882,383	—	$—
Thomas E. Jorden	—	$—	—	$—
Joseph R. Albi	—	$—	—	$—
Stephen P. Bell	—	$—	—	$—

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
F. H. Merelli CEO	$32,931	$36,931	$37,027	$—	$316,850
Paul Korus CFO	$14,501	$18,501	$4,935	$—	$54,505
Thomas E. Jorden	$30,167	$19,083	$8,767	$—	$216,054
Joseph R. Albi	$25,500	$29,500	$6,192	$—	$69,937
Stephen P. Bell	$32,485	$23,693	$5,827	$—	$184,216

(1)
The amounts included in this column are also included in the executive's salary reported in the Summary Compensation Table and footnotes thereto.

        The Cimarex supplemental savings plan provides that the executive officer may defer a maximum of 50% of his total annual cash compensation from Cimarex. Cimarex matches 100% of the officer's contributions up to 5% of the officer's total annual cash compensation. Each of the Chief Executive Officer and Named Executive Officers are 100% vested in all matching contributions. The earnings amount for each year is determined by investment of the contributions in mutual funds available for investment under the Cimarex 401(k) Plan. The officer selects the funds for investment by providing advisory investment direction to Cimarex. The benefits are payable following termination of service, death or disability. Benefits are payable in a cash lump sum or annual installments, as elected by the officer. In the event of a change in control of Cimarex, the benefits are paid to the officer in an immediate cash lump sum payment.

VI.

DIRECTOR COMPENSATION

        The Compensation and Governance Committee evaluates director compensation and makes recommendations for director compensation to the full Board. The Board may accept, modify, or reject the recommendations.

        The Committee is sensitive to the potential for a perceived conflict of interest in making recommendations that affect director compensation. To minimize this potential conflict of interest, the Committee engages a compensation consultant (Deloitte Consulting, LLP) to evaluate and recommend director compensation.

        The Cimarex policy is for director compensation to be similar to that paid by peer exploration and production companies with similar market capitalization and revenue. As a general guide, director compensation is targeted at the 50th percentile of that paid by peer companies. See Base Pay under Elements of Executive Compensation Program for a list of the peer companies. Benchmarking is used to confirm that the compensation is reasonable and fair.

        The Committee reviews the compensation consultant recommendations with the CEO and the Vice President—Human Resources.

        Industry director compensation has significantly increased in the last few years. Cimarex director compensation was increased (based on recommendations by the compensation consultant) in 2005 and 2006.

        In 2006, the Committee decided to continue to monitor director pay on an annual basis, but indicated that it intends not to make adjustments more often than every two years, if necessary, to bring compensation in line with our peer group. Any changes in director compensation will be made after consideration of recommendations by the Committee's compensation consultant.

        Cimarex does not provide perquisites for its directors. Cimarex does not make charitable or other contributions on the basis of any relationships the directors may have. The non-management directors are reimbursed for reasonable transportation and accommodation expenses to attend Board and Committee meetings. In lieu of reimbursement, some non-management directors may occasionally travel to or from Board and Committee meetings on the Cimarex aircraft.

        Annual director compensation is designed to be approximately two-thirds equity and one-third cash. In 2006, Cimarex directors adopted stock ownership guidelines for directors and executive officers. See Stock Ownership Guidelines for a summary of these guidelines.

        Mr. Merelli, the sole management director, receives no compensation for serving as a director. During 2006, each non-management director was paid the following compensation for his services:

Annual Cash Retainer	$40,000
Equity Retainer	$100,000
Committee Chair	$10,000
Attendance at Board Meeting	$1,500
Attendance at Committee Meeting	$1,000

        The equity retainer was in the form of restricted stock that vests at the rate of one-third per year on each anniversary of the date of the grant. The number of shares issued was determined by dividing $100,000 by the average of the highest and lowest sales prices of Cimarex common stock as reported by the New York Stock Exchange on May 17, 2006, the date of grant.

        At the September 2006 Board meeting, the Board of Directors agreed that the lead director will be paid $1,000 for presiding at each executive session of the Board of Directors.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(3) ($)	All Other Comp.(4) ($)	Total ($)
Jerry Box	$51,500	$44,118	$—	$232	$95,850
Glenn A. Cox	$55,500	$60,788	$—	$410	$116,698
Cortlandt S. Dietler	$54,000	$60,788	$—	$410	$115,198
Hans Helmerich	$53,500	$60,788	$—	$556	$114,844
David A. Hentschel	$51,500	$60,788	$—	$410	$112,698
Paul D. Holleman	$55,500	$60,788	$—	$410	$116,698
Monroe W. Robertson	$65,500	$32,464	$—	$133	$98,097
Michael J. Sullivan	$50,500	$60,788	$—	$556	$111,844
L. Paul Teague	$61,500	$60,788	$—	$556	$122,844

(1)
See Footnote 9 to the Annual Report on Form 10-K for year ended December 31, 2006. The table below lists the 2006 expense associated with each stock award grant to the named director.

(1)
Continued

	Jerry Box	Glenn Cox	Cortlandt Dietler	Hans Helmerich	David Hentschel	Paul Holleman	Monroe Robertson	Michael Sullivan	L. Paul Teague
2004 Grant	$—	$16,667	$16,667	$16,667	$16,667	$16,667	$—	$16,667	$16,667
2005 Grant	$23,333	$23,336	$23,336	$23,336	$23,336	$23,336	$11,679	$23,336	$23,336
2006 Grant	$20,785	$20,785	$20,785	$20,785	$20,785	$20,785	$20,785	$20,785	$20,785
Total	$44,118	$60,788	$60,788	$60,788	$60,788	$60,788	$32,464	$60,788	$60,788
(2)
GRANT DATE FAIR VALUE OF STOCK AWARDS

Director	Grant Date	No. of Shares (#)	Grant Date Fair Value ($)
Jerry Box	6/7/2005	1,743	$70,000
	5/17/2006	2,477	$100,000

Glenn A. Cox	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	100,000

Cortlandt S. Dietler	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

Hans Helmerich	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

David A. Hentschel	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

Paul D. Holleman	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

Monroe W. Robertson	12/13/2005	833	$35,000
	5/17/2006	2,477	$100,000

Michael J. Sullivan	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

L. Paul Teague	5/19/2004	1,829	$50,000
	5/18/2005	1,979	$70,000
	5/17/2006	2,477	$100,000

(3)
OUTSTANDING STOCK AWARDS AND OPTION AWARDS AT 12/31/06

Director	Stock Awards	Option Awards
Jerry Box	3,639	0
Glenn A. Cox	4,406	10,000
Cortlandt A. Dietler	4,406	52,500
Hans Helmerich	4,406	10,000
David A. Hentschel	4,406	10,000
Paul D. Holleman	4,406	35,000
Monroe W. Robertson	3,032	0
Michael J. Sullivan	4,406	10,000
L. Paul Teague	4,406	16,667
(4)
Represents dividends on restricted stock awards not factored into the grant date fair value of the stock.

Deferred Compensation Plan for Nonemployee Directors

        In May 2004, we adopted a deferred compensation plan for nonemployee directors. The plan provides that a director may defer all or any portion of his compensation paid in cash or restricted stock for services as a director.

        All cash amounts deferred shall bear interest through the date paid. The rate of interest earned for a calendar quarter shall be based on the average 10-year U.S. Treasury note rate for the immediately preceding calendar quarter, plus one percent. Cash dividends shall be paid on deferred restricted stock.

        Deferred compensation is distributed upon the earlier of the date specified by the director in his election, termination of service as a director or termination of the plan. In addition, if Cimarex amends the plan following a change-in-control event, all account balances shall be fully vested and paid in a single lump sum within 30 days. The definition of a change-in-control event is the same as the definition under the Cimarex 2002 Stock Incentive Plan (see Potential Benefits Assuming Various Termination Events, 2002 Stock Incentive Plan).

Acceleration of Vesting of Awards

        The agreements granting stock and option awards to the directors provide for acceleration of vesting in the event of death, disability or a change-in-control event, as defined in the 2002 Stock Incentive Plan (see Potential Benefits Assuming Various Termination Events, 2002 Stock Incentive Plan).

VII.

PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS

Independent Auditors

        The Audit Committee of the Board of Directors has appointed KPMG LLP to audit our financial statements for 2007. KPMG has been our independent auditors since October 1, 2002.

        We are asking that stockholders ratify the appointment of KPMG as independent auditors. If stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider this appointment. A KPMG representative will be at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

A majority of the shares present and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as Cimarex's independent auditors for 2007. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as Cimarex's independent auditors for 2007.

Fees

        The following table sets forth the aggregate fees and costs paid to KPMG during the last two fiscal years for professional services rendered to Cimarex:

	Years Ended December 31,
	2006	2005
Audit Fees	$989,500	$992,500
Audit-Related Fees*	$0	$70,000
Tax Fees**	$429,022	$125,037
All Other Fees	$0	$0

*
Review of accounting related to acquisition of Magnum Hunter Resources, Inc.

**
Includes review of Federal and state tax returns, Federal and state tax compliance issues, consultation related to treatment of state franchise tax issues and tax audit assistance.

        The Audit Committee annually reviews and pre-approves certain categories of audit, audit-related and tax services to be performed by our independent auditor, subject to a specified range of fees. The Audit Committee may also pre-approve specific services. Certain non-audit services as specified by the Securities and Exchange Commission may not be performed by our independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. In the event of any such delegation, any pre-approved decisions will be reported to the Audit Committee at its next scheduled meeting. The services described above and the related fees were pre-approved by the Audit Committee in 2005 and 2006.

Report of Audit Committee

        The Audit Committee oversees Cimarex's financial reporting process on behalf of the Board of Directors, including Cimarex's internal controls, the quality of its financial reporting and the independence and performance of Cimarex's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.cimarex.com.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The

Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee reviewed Cimarex's audited financial statements as of and for the year ended December 31, 2006 and met with both management and KPMG, Cimarex's independent registered public accounting firm, to discuss those financial statements and the effectiveness of Cimarex's internal control over financial reporting. In addition, we have received from KPMG the communication required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG their independence from Cimarex and its management. The Audit Committee also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Cimarex's audited financial statements be included in Cimarex's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                      THE AUDIT COMMITTEE
                      Monroe W. Robertson, Chairman
                      Glenn A. Cox
                      Cortlandt S. Dietler
                      Paul D. Holleman

VIII.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        Cimarex has one class of voting securities outstanding. On March 21, 2007, there were 83,444,376 shares of common stock outstanding, with each share entitled to one vote.

Beneficial Ownership by Executive Officers and Directors

        The following table shows, as of March 21, 2007, the number of shares of common stock "beneficially owned," as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, by the Named Officers, the directors, and all executive officers and directors, as a group:

Name of Beneficial Owner	Shares Owned(1)		Option Shares(2)	Beneficial Ownership Total		Percent of Class
Named Officers
F.H. Merelli (also director)	511,029		462,920	973,949		1%
Joseph R. Albi	67,371		71,100	138,471		<1%
Stephen P. Bell	64,500		72,800	137,300		<1%
Thomas E. Jorden	71,130		54,600	125,730		<1%
Paul Korus	83,515		0	83,515		<1%
Directors
Jerry Box	10,901		—	10,901		<1%
Glenn A. Cox	9,472		10,000	19,472		<1%
Cortlandt S. Dietler	132,285		30,000	162,285		<1%
Hans Helmerich	84,670	(3)	10,000	94,670	(3)	<1%
David A. Hentschel	8,285		10,000	18,285		<1%
Paul D. Holleman	8,285		35,000	43,285		<1%
Monroe W. Robertson	5,862		—	5,862		<1%
Michael J. Sullivan	4,479		10,000	14,479		<1%
L. Paul Teague	48,667		16,667	65,334		<1%
All executive officers and directors as a group (17 persons)	1,233,099		852,087	2,085,186		2%

(1)
Includes restricted stock, direct and indirect ownership of common stock and equivalent shares of common stock held by the trustee for the benefit of the named individual in the Cimarex Energy Co. 401(k) Plan. Does not include restricted stock units held by executive officers or deferred compensation units held by some directors. See Equity-Related Interests table below.

(2)
Shares of common stock that could be purchased by the exercise of vested stock options within the 60-day period following March 21, 2007 under the Cimarex Energy Co. 2002 Stock Incentive Plan.

(3)
Includes 7,865 shares held for various trusts for immediate family members of which Mr. Helmerich is trustee and 1,072 shares held by a family trust of which Mr. Helmerich is a co-trustee. Also includes 11,450 shares owned by Mr. Helmerich's wife, and Mr. Helmerich disclaims beneficial ownership of these shares.

Beneficial Owners of More than Five Percent

        Third Avenue Management LLC is the only stockholder who beneficially owns more than five percent of our outstanding shares of common stock. The following table provides information regarding Third Avenue Management's stock ownership and is based on its filing with the Securities and Exchange Commission.

	Voting Authority		Dispositive Authority		Total Amount of Beneficial Ownership
Name and Address						Percent of Class
	Sole	Shared	Sole	Shared
Third Avenue Management LLC 622 Third Avenue New York, NY 10017	4,587,179	0	4,608,879	0	4,608,879	5.56%

Equity and Equity-Related Interests Held by Executive Officers and Directors

        The following table shows, as of March 21, 2007, vested and unvested equity interests and common stock held by each of the executive officers set forth in the Summary Compensation Table, the directors and all of the executive officers and directors as a group:

	Unvested Restricted Stock(1)(2)	Restricted Stock Units/ Deferred Comp Units(3)(4)		Shares Underlying Stock Options		401(k)	Common Stock	Total
		Vested	Unvested	Vested	Unvested
Named Officers
F. H. Merelli (also director)	120,000	168,960	42,240	462,920	84,480	13,400	377,629	1,269,366
Joseph R. Albi	60,000	—	45,500	71,100	18,200	5,112	2,259	202,171
Stephen P. Bell	60,000	—	45,500	72,800	18,200	—	4,500	201,000
Thomas E. Jorden	60,000	—	45,500	54,600	18,200	7,308	3,822	189,430
Paul Korus	60,000	—	45,500	0	18,200	0	23,515	147,215
Directors
Jerry Box	3,639	—	—	—	—	—	7,262	10,901
Glenn A. Cox	4,406	—	—	10,000	—	—	5,066	19,472
Cortlandt S. Dietler	4,406	—	—	30,000	—	—	127,879	162,285
Hans Helmerich	1,319	1,219	3,087	10,000	—	—	83,351	98,976
David A. Hentschel	4,406	—	—	10,000	—	—	3,879	18,285
Paul D. Holleman	4,406	—	—	35,000	—	—	3,879	43,285
Monroe W. Robertson	3,302	—	—	—	—	—	2,830	5,862
Michael J. Sullivan	1,319	1,219	3,087	10,000	—	—	3,160	18,785
L. Paul Teague	3,796	1,219	610	16,667	—	—	44,871	67,163
All executive officers & directors as a group (17 persons)	507,459	172,617	312,774	852,087	185,080	28,387	697,233	2,755,657

(1)
The restricted stock held by the executive officers is subject to three-year cliff vesting and the satisfaction of performance goals. See COMPENSATION AND DISCUSSION ANALYSIS, Elements of Cimarex Executive Compensation Program, Long-Term Incentive Awards in this proxy statement.

(2)
The restricted stock held by the directors vests in three equal annual installments, beginning with the first anniversary from the grant date.

(3)
The restricted stock units vest five years from the date of grant and are payable in shares of common stock on the eighth anniversary of the date of grant.

(4)
The deferred compensation units held by certain directors vest in three equal annual installments and represent the right to receive one share of Cimarex common stock at the time provided in the director's deferred compensation election.

IX.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC. The reports by such persons are published on our website at http://www.cimarex.com. Based on a review of such reports, and on written representations from our reporting persons, we believe that all reports were timely filed in 2006.

Complaint and Reporting Procedures

        We have established complaint and reporting procedures, which are posted on our website at www.cimarex.com. Any person, whether or not an employee, who has a concern about the conduct of Cimarex or any of our people, including accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern by calling our confidential hotline, 1-866-519-1898. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding non-management director or with our non-management directors as a group, also may call the confidential hotline. The hotline is available 24 hours a day, seven days a week and is completely confidential. Comments will be typed verbatim and will be delivered to a representative with authority to investigate the concern.

VOTE BY TELEPHONE OR INTERNET
QUICK    •    EASY    •    IMMEDIATE

CIMAREX ENERGY CO.

  •
  You can now vote your shares electronically through the Internet or the telephone.

  •
  This eliminates the need to return the proxy card.

  •
  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY BY MAIL	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote FOR Proposals 1 and 2

1.	Election of three Class II directors: (01) Cortlandt S. Dietler, (02) Hans Helmerich, (03) Monroe W. Robertson	Vote FOR all nominees listed to the left (except as marked to the		Vote WITHHELD from all nominees listed to the left
	(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the space provided below.)	contrary below) ☐		☐

2.	Ratify appointment of KPMG LLP as independent auditors for 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature(s)	Signature(s)	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT TO US.

PLEASE CAST YOUR VOTE TODAY.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CIMAREX ENERGY CO.

        The undersigned appoints F.H. Merelli and Paul Korus as proxies, with power to act without the other and with power of substitution, and authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Cimarex Energy Co. held of record by the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders to be held May 16, 2007, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the reverse side)

QuickLinks

CIMAREX ENERGY CO. 1700 Lincoln Street, Suite 1800 Denver, Colorado 80203-4518
PROXY STATEMENT 2007 ANNUAL MEETING OF STOCKHOLDERS—May 16, 2007
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
I. CORPORATE GOVERNANCE
II. INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
III. PROPOSAL 1—ELECTION OF DIRECTORS
IV. COMPENSATION DISCUSSION AND ANALYSIS Compensation Philosophy & Objectives
Elements of Executive Compensation Program
COMPUTATION OF CASH BONUS TABLES
Transactions with Related Persons
Stock Ownership Guidelines
Report of Compensation and Governance Committee
V. COMPENSATION TABLES
Summary Compensation Table
VI. DIRECTOR COMPENSATION
2006 DIRECTOR COMPENSATION
VII. PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITORS
VIII. STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
IX. OTHER MATTERS